UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2024

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and
Zip Code)

(501) 918-9358

Registrant’s Telephone Number, Including
Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2024, Westrock Coffee Company, a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC ( “Wells Fargo”) and Truist Securities, Inc. (“Truist,” and together with Wells Fargo, the “Agents”), pursuant to which the Company may from time to time offer and sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), not to exceed 5,000,000 shares of Common Stock in the aggregate (the “Placement Securities”), through the Agents as part of an “at the market” offering program.

The offer and sale of the Placement Securities will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274827) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 17, 2023, and a related prospectus supplement, which the Company filed with the SEC on March 15, 2024.

The Company is not obligated to sell any Placement Securities pursuant to the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Agents have agreed to use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell Placement Securities from time to time in accordance with the Company’s placement notice, including any price, time or size limits or other customary parameters or conditions the Company may deem appropriate.

Under the Equity Distribution Agreement and subject to the terms of the placement notice delivered by the Company, an Agent may sell Placement Securities by (x) any method permitted by law and deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act and the rules and regulations thereunder, including, without limitation, sales made directly on the Nasdaq Global Select Market at market prices prevailing at the time of sale or at prices related to prevailing market prices, on any other existing trading market for the Common Stock or to or through a market maker, and (y) any other method permitted by law, including but not limited to in privately negotiated transactions. Subject to the terms and conditions of the Equity Distribution Agreement, the Company may also from time to time sell Placement Securities to an Agent as principal.

The Equity Distribution Agreement may be terminated for any reason, at any time by either the Company or any of the Agents upon ten days’ prior written notice to the other parties, or by the Agents at any time in certain circumstances, including the occurrence of a material adverse change in the Company. In addition, the Equity Distribution Agreement will automatically terminate upon the earlier of (1) two years from the date of the Equity Distribution Agreement and (2) the issuance and sale of all of the Placement Securities through the Agents.

The Company will pay each Agent a commission of 1.5% of the gross proceeds from the sales of Common Stock sold by such Agent pursuant to the Equity Distribution Agreement. The Company has agreed to provide the Agents with customary indemnification and contribution rights. The Company has agreed to pay certain specified expenses incurred by the Agents in connection with the offering. The Equity Distribution Agreement contains customary representations and warranties and conditions to the placements of the Placement Securities pursuant thereto.

The foregoing summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Equity Distribution Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other parties in the context of all of the terms and conditions of the Equity Distribution Agreement and in the context of the specific relationship among the parties. The provisions of the Equity Distribution Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Equity Distribution Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Investors and the public should look to the disclosures contained in the Company’s filings with the SEC.

The legal opinion of Wachtell, Lipton, Rosen & Katz, legal counsel to the Company, relating to the Placement Securities being offered pursuant to the Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Equity Distribution Agreement, dated March 15, 2024, by and among Westrock Coffee Company, Wells Fargo Securities, LLC and Truist Securities, Inc.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: March 15, 2024